UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders, held on December 19, 2023 (the “Annual Meeting”), the stockholders of United Natural Foods, Inc. (the “Company”) approved the Third Amended and Restated 2020 Equity Incentive Plan (the “Third Amended Plan”) to (i) increase the number of shares that may be issued under the plan by 3,700,000 shares, (ii) to update the limitation on non-employee Director awards to include a cap on total Director compensation (including cash compensation) and set that cap at $800,000 per year and (iii) certain other clarifying and conforming changes. A detailed summary of the material terms of the Third Amended Plan appears on pages 64-70 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on November 8, 2023. This summary of the Third Amended Plan is qualified in its entirety by reference to the full text of the Third Amended Plan, which is filed as Annex A to the Proxy Statement and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 51,282,794 shares of the common stock of the Company, out of a total of 59,407,820 shares of common stock outstanding and entitled to vote as of October 25, 2023, the record date, were present in person or represented by proxies. The Company’s stockholders voted on five proposals at the Annual Meeting. The results of voting on the five proposals, including final voting tabulations, are set forth below.

(1)The stockholders elected Lynn S. Blake, Gloria R. Boyland, Denise M. Clark, J. Alexander Miller Douglas, Daphne J. Dufresne, Michael S. Funk, James M. Loree, Shamim Mohammad, James L. Muehlbauer, James C. Pappas and Jack Stahl to serve as Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	For	Against	Abstain	Broker Non-Votes
Lynn S. Blake	45,833,934	568,463	144,813	4,735,584
Gloria R. Boyland	44,890,319	1,524,583	132,308	4,735,584
Denise M. Clark	43,657,387	2,754,597	135,226	4,735,584
J. Alexander Miller Douglas	45,590,621	693,441	263,148	4,735,584
Daphne J. Dufresne	45,728,721	685,533	132,956	4,735,584
Michael S. Funk	45,971,289	450,786	125,135	4,735,584
James M. Loree	46,078,440	327,000	141,770	4,735,584
Shamim Mohammad	45,868,903	545,684	132,623	4,735,584
James L. Muehlbauer	45,564,113	707,857	275,240	4,735,584
James C. Pappas	45,904,848	457,721	184,641	4,735,584
Jack Stahl	45,426,604	970,123	150,483	4,735,584

(2)The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 3, 2024.

For	Against	Abstain	Broker Non-Votes
49,099,750	2,098,633	84,411	—

(3)The stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
42,927,216	3,404,046	215,948	4,735,584

(4)The stockholders approved, on an advisory basis, One Year with regards to the frequency of future advisory approvals of the Company’s executive compensation (“Say-on-Pay”).

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
42,694,604	119,296	3,624,255	109,055	4,735,584

Based on these voting results, the Board of Directors of the Company has determined that the Company will hold future Say-on-Pay votes every year until the next required advisory vote on the frequency of Say-on-Pay, which is required at least once every six years.

(5)The stockholders approved the Third Amended and Restated 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
34,015,694	12,466,297	65,219	4,735,584

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated United Natural Foods, Inc. 2020 Equity Incentive Plan (Filed as Annex A to the Registrant’s Proxy Statement on Form DEF 14A filed on November 8, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ John W. Howard
Name:	John W. Howard
Title:	Chief Financial Officer

Date:    December 20, 2023